UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 12, 2015
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For information regarding the resignation and election of directors in connection with the approval of a proposal to declassify the Board of Directors (the “Board”) of DLH Holdings Corp. (the “Company”), refer to Item 5.03 and Item 5.07 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of the Company held on February 12, 2015 (the “2015 Annual Meeting”), the shareholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board and to provide instead for the annual election of directors (the “Declassification Amendment”), effective at the 2015 Annual Meeting. The Board previously approved the Declassification Amendment and recommended that it be submitted to the Company’s shareholders for approval. In order to immediately declassify the Board at the 2015 Annual Meeting following approval of the Declassification Amendment, each of the Company’s directors whose term did not expire at the 2015 Annual Meeting tendered his or her resignation from his Class II or Class III term, as applicable, contingent and effective upon shareholder approval of the Declassification Amendment. As described in Item 5.07, each such director was thereafter elected to the Board to serve for a one year term until the 2016 annual meeting of shareholders. The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.03. The foregoing description of the amendment to the Certificate of Incorporation of the Company is qualified in its entirety by reference to the full text of the such amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

DLH Holdings Corp. held its 2015 Annual Meeting of Shareholders on February 12, 2015 in New York, New York. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on December 22, 2014 were entitled to vote at the 2015 Annual Meeting. As of the record date, 9,632,396 shares of common stock of the Company were outstanding and entitled to vote at the 2015 Annual Meeting. At the 2015 Annual Meeting, 8,995,013 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The proposals presented to the Company’s shareholders at the 2015 Annual Meeting are described in detail in the Company’s definitive proxy statement dated December 31, 2014. As Proposal 1 (to amend the Certificate of Incorporation to declassify the Board) was approved, Proposal 2 (to elect seven directors) was submitted to the shareholders and voted upon and Proposal 3 (to elect two Class I directors) was not submitted to the shareholders. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - Amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company (the “Board”)

As previously disclosed, in December 2014, the Board approved the Declassification Amendment, subject to, and effective upon, the approval by the Company’s shareholders of the Declassification Amendment at the 2015 Annual Meeting. Prior to the 2015 Annual Meeting, the Board was divided into three classes, with each director elected for a three-year term. As a result of this proposal being approved, upon filing the amendment to the Certificate of Incorporation with the State of New Jersey, the Board was declassified and all of the directors will be elected at least annually. At the

2015 Annual Meeting, the shareholders voted to approve the amendment to the Certificate of Incorporation to declassify the Board of Directors by the following votes:

For	Against	Abstain	Broker Non-Votes
6,493,583	12,040	476	2,488,914

Proposal 2 - If Proposal 1 to declassify the Board is approved by the shareholders, to elect seven (7) directors nominated by the Board to serve until the Company’s 2016 Annual Meeting and until their respective successors are duly elected and qualified

This Proposal 2 was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 to declassify the Board was approved, the seven nominees who received the highest number of votes (all of the below individuals) were elected to the Board to hold office for a one-year term and until their respective successors are elected and qualified. The shareholders voted to elect the following seven (7) directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes

William H. Alderman	6,488,168	17,931	2,488,914

Martin J. Delaney	6,382,968	123,131	2,488,914

Elder Granger	6,488,513	17,586	2,488,914

T. Stephen Johnson	6,115,190	390,909	2,488,914

Zachary C. Parker	6,488,588	17,511	2,488,914

Frederick G. Wasserman	6,488,037	18,062	2,488,914

Austin J. Yerks	6,492,568	13,531	2,488,914

Proposal 4 - Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s definitive proxy statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
6,107,829	397,300	970	2,488,914

Proposal 5 - Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, by the following votes:

For	Against	Abstain
8,558,942	432,189	3,882

Item 9.01     Financial Statements and Exhibits

(d) The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number     Exhibit Title or Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Annex A to the Company’s Proxy Statement dated December 31, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: February 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Annex A to the Company’s Proxy Statement dated December 31, 2014).